EXHIBIT 10.4.1

September 21, 2011

John,

As per our conversation regarding Work Order # PES-20100901-LA effective as of September 1, 2010 and any associated Amendments, I have attached the delivery schedule from Enerflow. Of the additional fleet, (8 additional 2,500 HHP Triplex pumps), they will be delivered after our October 15, 2011 start date and will be worked in to the operational schedule as we each agree. We are requesting that you allow Platinum Energy Solutions, Inc. to replace those 8 pumps with our pumps from United Engine until the Enerflow fleet is delivered. This should be approximately 30 days from October 15.

If this is acceptable, please acknowledge below and fax or scan this back to me as we are going out for financing and this work order is very important to our this process. This can only be changed by written approval.

Thank you in advance,

/s/ Charlie Moncla
Charlie Moncla

Acknowledged

/s/ John Perry
John Perry
Encana Oil & Gas (USA) Inc.

Platinum Energy Solutions, Inc.

2100 West Loop

Suite 1601

Houston, Texas 77022

Office: 713.622.7731

Fax: 832.353.7431

www.PlatinumEnergySolutions.com